Exhibit 10.1

SYSTEMAX INC. RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made as of August 25, 2010, by and between SYSTEMAX INC., a Delaware corporation (the “Company”), and LAWRENCE P. REINHOLD (the “Recipient”).

WHEREAS, on January 17, 2007, the Company and the Recipient entered into an Employment Agreement (the “Employment Agreement”), whereby the Recipient performs services as the Company’s Executive Vice President and Chief Financial Officer.

NOW, THEREFORE, the Company and the Recipient hereby agree as follows:

1.          Grant Pursuant to Plan. This Agreement and this grant of restricted stock units are pursuant to, and subject to the terms of, the Company’s 2010 Long-Term Incentive Plan (the “Plan”), which is incorporated herein for all purposes. The Recipient hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions of this Agreement and the Plan. Unless otherwise provided herein, terms used in this Agreement that are defined in the Plan and not defined herein shall have the meanings attributable thereto in the Plan.

2.          Award of Restricted Stock Units. The Company hereby grants to the Recipient 175,000 restricted stock units, transferable, in accordance with the terms hereof, into common stock of the Company (collectively the “Restricted Stock Units”). The parties hereto acknowledge that the terms of this Agreement have been approved by a committee of the Board of Directors of the Company consisting entirely of three non-employee directors.

3.          Vesting of Restricted Stock Units.

(a)          Except as otherwise provided in this Agreement, or in the Plan, the Restricted Stock Units shall vest in ten equal annual installments of 17,500 units commencing on May 15, 2011 and ending on May 15, 2020 (the “Vesting Dates”), which shall be cumulative, provided that the Recipient continues to be employed with the Company through and on the applicable Vesting Dates.

Except as otherwise specifically provided herein, there shall be no proportionate or partial vesting in the periods prior to each Vesting Date, and all vesting shall occur only on the appropriate Vesting Date. Upon the termination of the Recipient’s employment, any unvested portion of the Restricted Stock Units that does not become vested pursuant to the provisions hereof as a result of such termination shall terminate and be null and void. Any portion of the Restricted Stock Units subject to this Agreement that is and has become vested pursuant to this Section 3 shall be referred to as “Vested Units,” and any portion of the Restricted Stock Units that is and has not yet become vested shall be referred to as the “Non-Vested Units.”

(b)          Notwithstanding any other term or provision of this Agreement, in the event of a Change in Control (as defined in the Employment Agreement), the Recipient shall become immediately vested in all of the Restricted Stock Units as of the date of the Change in Control.

(c)          Notwithstanding any other term or provision of this Agreement:

(i)          if the Recipient’s employment with the Company is terminated without Cause or For Good Reason, then as of the Date of Termination the Recipient shall become immediately vested in all Non-Vested Units and shall become immediately entitled to a distribution of that number of shares of Common Stock of the Company that is represented by those Vested Units, and

(ii)          if the Recipient’s employment with the Company is terminated due to the Recipient’s disability or death, the Recipient or the Recipient’s estate or designated beneficiary(ies), whichever is applicable, shall become immediately vested in 50% of the Non- Vested Units. For purposes of this Agreement, the terms “Cause,” “Good Reason,” “Date of Termination,” and “Change in Control” shall have the same meanings as set forth in the Employment Agreement.

4.   Delivery of Shares Represented by the Restricted Stock Units

(a)          Except as otherwise set forth in the Employment Agreement, the Company shall deliver to the Recipient, within 30 days after the occurrence of the Distribution Event, the shares of Common Stock of the Company that are represented by the Vested Units under this Agreement. For this purpose, a “Distribution Event” shall occur on the earliest of (i) the date on which the Restricted Stock Units become vested; (ii) the date on which the Recipient is no longer an employee of the Company for any reason; or (iii) the date on which a Change of Control (as defined in the Employment Agreement) occurs.

(b)          All of the stock certificates evidencing any shares of Common Stock that are represented by the Restricted Stock Units pursuant to this Agreement shall bear appropriate legends restricting the sale or other transfer of the shares of Common Stock in accordance with applicable state and federal securities laws, this Agreement and the Plan.

5.   Rights with Respect to Shares of Common Stock Represented by Restricted Stock
Units.

(a)          Except as otherwise provided in this Section 5, the Recipient shall not have any rights, benefits or entitlements with respect to any shares of Common Stock that are represented by the Restricted Stock Units subject to this Agreement unless and until a Distribution Event has occurred.

(b)           Notwithstanding Section 5(a) hereof, during the term of this Agreement, the Recipient shall have the right to receive distributions (the “Dividend Equivalent Payments”) from the Company equal to any dividends or other distributions (cash or securities) that would have been distributed to the Recipient if each of the Restricted Stock Units instead were an issued and outstanding share of Common Stock owned by the Recipient. The Dividend

Equivalent Payments, reduced by any applicable withholding taxes, shall be made at the same time, in the same form and in the same manner as dividends are paid to the holders of Common Stock of the Company; provided, however, that if the dividend declared is a stock dividend, then any shares of Common Stock issued to the Recipient with respect to the Restricted Stock Units subject to this Agreement shall have the same status and bear the same legend as the Restricted Stock Units and shall be held by the Company until a Distribution Event, unless otherwise determined by the Committee.

(c)          On or after a Distribution Event, the Recipient shall have, with respect to shares of the Common Stock that are represented by the Restricted Stock Units subject to this Agreement, all of the rights of an equity interest holder of the Company, including the right to vote the shares of the Common Stock and the right to receive all dividends, if any, as may be declared on the shares of the Common Stock from time to time until such time.

(d)          In the event that the number of shares of Common Stock of the Company, as a result of a combination of the Common Stock or any other change or exchange for other securities, by reclassification, reorganization or otherwise, is increased or decreased or changed into or exchanged for a different number or kind of shares of Common Stock or other securities of the Company or of another entity, the number of Restricted Stock Units subject to this Agreement shall be appropriately adjusted to reflect that change. If any adjustment shall result in a fractional share, the fraction shall be disregarded.

6.          Tax Withholding. On or before a Distribution Event or the date on which the Recipient becomes entitled to receive a Dividend Equivalent Payment, as a condition to the Company’s obligations with respect to the Restricted Stock Units (including, without limitation, any obligation to deliver any shares of Common Stock or make any Dividend Equivalent Payments hereunder), the Recipient shall make arrangements satisfactory to the Company to pay to the Company any federal, state or local taxes of any kind required to be withheld with respect to its delivery of the shares of Common Stock and Dividend Equivalent Payments. If the Recipient shall fail to make the tax payments as are required, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Recipient any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of the Common Stock or any Dividend Equivalent Payments.

7.          Registration of Restricted Stock Units and Shares of Common Stock. If and to the extent it has not already done so, the Company shall register with the Securities and Exchange Commission (“SEC”), on a Form S-8 or such other required form, both the Restricted Stock Units and the shares of Common Stock that are represented by the Restricted Stock Units under this Agreement.

8.          Amendment, Modification and Assignment. No provision of this Agreement may be modified, waived or discharged unless that waiver, modification or discharge is agreed to in writing signed by the Recipient and the Company. No waiver by either party of any breach by the other party to this Agreement of any condition or provision of this Agreement shall be deemed a waiver of any other conditions or provisions of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. Unless otherwise consented to by the Committee, this Agreement shall not be assigned by the Recipient in whole or in part. The rights and obligations created under this Agreement shall be binding on the Recipient and his heirs and legal representatives and on the successors and assigns of the Company.

9.         Transferability. The Restricted Stock Units granted under this Agreement are not transferable otherwise than by will or under the applicable laws of descent and distribution. In addition, the Restricted Stock Units shall not be assigned, negotiated, pledged or hypothecated in any way (whether by operation of law or otherwise), and the Restricted Stock Units shall not be subject to execution, attachment or similar process.

10.         Beneficiary Designation. The Recipient shall have the right to designate, on a beneficiary designation form satisfactory to the Committee which shall be filed with the Company, a beneficiary or beneficiaries to receive any unpaid shares of Common Stock and/or Dividend Equivalent Payments under this Agreement in the event of the death of the Recipient. In the event that the Recipient shall not file a beneficiary designation form with the Company, or if none of the designated beneficiaries survive the Recipient, then any unpaid shares of Common Stock and/or Dividend Equivalent Payments under this Agreement shall be paid to the estate of the Recipient.

11.         Miscellaneous.

(a)          No Right to Employment or Service. The grant of this Restricted Stock Unit award shall not confer, or be construed to confer, upon the Recipient any right to be employed by or perform services for the Company or its subsidiaries or affiliates.

(b)          No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company or the Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and those arrangements may be either generally applicable or applicable only in specific cases.

(c)          Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify this Agreement or the award of Restricted Stock Units under any applicable law, that provision shall be construed or deemed amended to conform to applicable law (or if that provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the award of Restricted Stock Units, that provision shall be stricken as to that jurisdiction and the remainder of this Agreement and the award shall remain in full force and effect).

(d)          No Trust or Fund Created. Neither this Agreement nor the grant of the award of Restricted Stock Units shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and the Recipient or any other person.

The Restricted Stock Units subject to this Agreement represent only the Company’s unfunded and unsecured promise to issue shares of Common Stock to the Recipient in the future. To the extent that the Recipient or any other person acquires a right to receive payments from the Company pursuant to this Agreement, that right shall be no greater than the right of any unsecured general creditor of the Company.

(e)      Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware.

(0)      Interpretation. The Recipient accepts this award of Restricted Stock Units subject to all the terms and provisions of this Agreement and the terms and conditions of the Plan.

(g)      Headings. Headings are given to the Paragraphs and Subparagraphs of this Agreement solely as a convenience to facilitate reference. The headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision thereof.

12.   Complete Agreement. This Agreement and those agreements and documents expressly referred to herein embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter of this Agreement in any way.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

SYSTEMAX INC.,
a Delaware corporation

By:____________________
Name:
Title:

Agreed and Accepted:

By(
LAWRENCE P. RE NHOLD